UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TRANSOCEAN INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

IMPORTANT
SHAREHOLDER MEETING IS SCHEDULED
FOR NOVEMBER 9, 2007
PLEASE INSTRUCT YOUR BROKER TO VOTE TODAY!

October 23, 2007

Dear Fellow Shareholder:

According to our latest records, your broker has not received your voting instructions for the important meeting of shareholders of Transocean Inc. to be held on November 9, 2007. Your vote is extremely important, regardless of the number of ordinary shares that you own. Please instruct your broker how to vote your shares today to avoid additional solicitation costs.

Please use one of the following methods to promptly provide voting instructions to your broker:

1.

Instruct your broker by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number listed on the instruction form ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.	Instruct your broker by Telephone: Call toll-free (800) 454-8683. Have your 12-digit control number listed on the instruction form ready and follow the simple instructions.

3.	Instruct your broker by Mail: Sign, date and return your instruction form in the postage-paid return envelope provided.

For the reasons set forth in the joint proxy statement dated October 2, 2007, your Board of Directors unanimously recommends that you instruct your broker to vote “FOR” the items set forth on the proxy. We respectfully request that you vote your shares at your earliest convenience.

If you have any questions or need assistance, please call D.F. King & Co., Inc. toll free at (800) 769-4414.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ Chipman Earle
Chipman Earle
Associate General Counsel and
Corporate Secretary

October 23, 2007

AN IMPORTANT REMINDER

To Holders of Ordinary Shares of Transocean Inc.:

A joint proxy statement in connection with the November 9, 2007 meeting of shareholders of Transocean Inc. (the “Company”) regarding the proposed reclassification of the ordinary shares of the Company (“Reclassification”) and the merger with GlobalSanteFe Corporation was mailed to you on or about October 5, 2007. According to our records, we have not received your proxy card for this important meeting.

At the meeting, shareholders of the Company are being asked to consider each of the following items:

•                                          Approval of the Reclassification;

•                                          Approval of the issuance of ordinary shares of the Company to shareholders of GlobalSanteFe Corporation in the merger; and

•                                          Approval of the amendment and restatement of the Memorandum and Articles of Association of the Company.

The Board of Directors of the Company has approved the proposals as being in the best interest of the Company and its shareholders, and recommends that you vote “FOR” the proposals. The proposals and the reasons for the Board of Directors’ recommendation are more fully set forth in the joint proxy statement previously mailed to you.

Regardless of the number of shares you own, it is important that they are represented and voted at the meeting. We respectfully request that you sign, date and mail the enclosed duplicate proxy. Your interest and participation in the affairs of the Company are sincerely appreciated.

Thank you for your continued support.

Very truly yours,

/s/ Chipman Earle
Chipman Earle
Associate General Counsel and
Corporate Secretary

IF YOU HAVE RECENTLY MAILED YOUR PROXY, PLEASE
ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

Important Additional Information Regarding the Transactions Has Been Filed with the SEC

In connection with the proposed transactions, Transocean and GlobalSantaFe have filed a definitive joint proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE JOINT PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND THE PARTIES TO THE TRANSACTIONS. Investors and security holders may obtain a free copy of the definitive joint proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Security holders and other interested parties are also able to obtain, without charge, a copy of the documents filed by Transocean or GlobalSantaFe by directing a request by mail or telephone to either Investor Relations, Transocean, 4 Greenway Plaza, Houston, Texas 77046, telephone 713-232-7694, or Investor Relations, GlobalSantaFe, 15375 Memorial Drive, Houston, Texas 77079, 281-925-6444.

Transocean and GlobalSantaFe and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective shareholders with respect to the transactions. Information about these persons is set forth in Transocean’s and GlobalSantaFe’s definitive joint proxy statement previously filed with the SEC. Shareholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ shareholders generally, by reading the definitive joint proxy statement and other relevant documents regarding the transaction, which will be filed with the SEC.